UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 16, 2009
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 16, 2009, Noble Corporation (the “Company”) obtained limited consent agreements (the “Consents”) with certain lenders under the Company’s revolving credit agreement (the “Credit Facility”) necessary to effect certain waivers of default under the Credit Facility that would result from the technical change of ownership of the Company that would occur as a result of the Company’s previously disclosed proposed merger, reorganization and consolidation transaction. Pursuant to the Consents, the required lenders under the Credit Facility (i) consented to the proposed merger, reorganization and consolidation transaction to be effected by way of schemes of arrangement under Cayman Islands law that will effectively change the place of incorporation of the parent holding company of the Noble group of companies from the Cayman Islands to Switzerland and result in the Company becoming a wholly owned subsidiary of the new Swiss parent company (the “Transaction”) and (ii) waived any default or event of default under the change of ownership event of default set forth in Section 7.1(j) of the Credit Facility that would arise due to the Transaction.
     A copy of the form of Consent is filed as Exhibit 1.1 to this Current Report and is incorporated by reference herein.
Important Additional Information Regarding the Transaction
     In connection with the proposed Transaction, the Company has filed materials related to the Transaction with the SEC, including a preliminary proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE COMPANY. Investors and security holders may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov or at the Company’s website at www.noblecorp.com. Security holders and other interested parties will also be able to obtain, without charge, copies of the proxy statement and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478, telephone number (281) 276-6100.
Participants in Solicitation
     The Company and its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the Transaction. Information about these persons is set forth in the preliminary proxy statement, as filed with the SEC on December 22, 2008. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Transaction that are filed with the SEC.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Form of Limited Consent

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: January 21, 2009	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer, Treasurer and Controller

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INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Form of Limited Consent

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